DUPLICATE
ORIGINAL

COEXISTENCE AGREEMENT

This Coexistence Agreement (hereinafter "Agreement") is entered into between, on the one hand, Callaway Golf Company, a corporation organized and existing under the laws of the State of Delaware (hereinafter "Callaway Golf"), and on the other, James H. Watson, Jr., a United States individual, and N8 Concepts, Inc., a corporation organized and existing under the laws of the State of Colorado (collectively, "N8"). Together, Callaway Golf and N8 are referred to as the "parties." The "Effective Date" is the last date by which all parties have executed the Agreement.

WHEREAS, Callaway Golf is the owner of U.S. Trademark Application Serial No. 77/230,786 for the word mark NEVER LAY UP (the "Callaway Golf Application") for golf bags, golf balls, golf clubs, and fitted head covers for golf clubs, in International Class 28 (the "Callaway Golf Goods") and claims to have made substantially exclusive and continuous use of NEVER LAY UP in connection with the Callaway Goods since at least as early as January 2007 (collectively, the "Callaway Golf Mark");

WHEREAS, N8 is the owner of U.S. Trademark Application Serial No. 77/190,980 for the word mark NEVER LAY UP (the "N8 Application") for clothing, namely, t-shirts, shirts, polo shirts, sweat shirts, jerseys, tank tops, shorts, jackets, coats, belts, caps, hats, visors, beanies, fleece pullovers, sweaters, jackets, jeans, pants, overalls, swim suits, trunks, bandanas, shoes, sandals, socks, pajamas, sweat pants, underwear, briefs, thermal underwear, wind shirts," in International Class 25 (the "N8 Goods"), and has made substantially exclusive and continuous use of NEVER LAY UP in connection with the N8 Goods since at least as early as May, 2007 (collectively, the "N8 Mark");

WHEREAS, each party's application has been approved and published by the U.S. Patent and Trademark Office; and each party has obtained an extension of time in which to oppose the application of the other party;

WHEREAS, the parties desire to resolve, compromise, and settle all disputes and controversies among them relating to their marks on the following terms and conditions;

NOW, THEREFORE, in consideration of mutual promises and covenants herein set forth, the parties hereto agree as follows:

1. N8 recognizes and acknowledges Callaway Golf's ownership of, and rights in, the Callaway Golf Mark as used in connection with the Callaway Golf Goods, and N8 agrees never to challenge Callaway Golf's ownership and rights in the Callaway Golf Mark in connection with the Callaway Golf Goods.

2. Callaway Golf recognizes and acknowledges N8's ownership of, and rights in, the N8 Mark as used in connection with the N8 Goods, and Callaway Golf agrees never to challenge N8's ownership and rights in the N8 Mark in connection with the N8 Goods.

3. Except for, and subject to, the limitations set forth in Sections 1 and 2 above, nothing in this Agreement shall restrict either party from using the term NEVER LAY UP

in connection with other goods or services, or from seeking additional Federal registration of the term in connection with such other goods or services.

4. Each party will allow the currently pending extensions of time granted with respect to opposition of the other party's application to lapse without further activity and will not proceed with the commencement of an opposition or other interference proceeding with respect to the others' NEVER LAY UP mark as identified above.

5. Neither party may sell, assign, or otherwise transfer its entire interest in such parties mark as identified above to a third party unless such third-party agrees to the terms of this Agreement as if a party signatory hereto.

6. Each party believes and agrees that there is no likelihood of confusion or conflict between the Callaway Golf Mark as used with the Callaway Golf Goods and the N8 Mark as used with the N8 Goods, in the relevant marketplaces. The parties agree that concurrent use and registration of the Callaway Golf Mark and the N8 Mark as limited by the terms of this Agreement are not likely to result in consumer confusion as to the source or sponsorship, or to deceive, or to result in mistake. Further, the parties agree that each of them may utilize the NEVER LAY UP mark on goods identified in the other party's pending trademark application, or subsequent registration thereof, provided: (a) such use is restricted to items used for promotional purposes only, does not involve the manufacture, sale or offer of sale of such items or goods in commerce, and is limited to 500 items per year, per party; (b) in the case of such promotional goods of Callaway Golf, the goods also bear the "Top-Flite" or "TF" Logo, so as to denote source of the goods; and (c) in the case of such promotional goods of N8, the goods also bear the "N8" or "Never Lay Up" Logo as depicted in the N8 Application, so as to denote the source of goods.

7. The parties agree to take reasonable measures under the circumstances to market and promote their respective goods and services in such a way as to mitigate any likelihood of confusion between them. In the unlikely event that confusion occurs, the parties agree to notify each other of the confusion in writing, and to take adequate measures to prevent the likelihood of further confusion.

8. Whenever required, and provided the terms and conditions hereof would not be violated, each party shall promptly agree to and execute letters of consent where required for filing, registration and/or use of the other parties' marks.

9. This Agreement is binding on each of the parties, their successors, assigns, and related companies.

10. This Agreement may be executed by the parties hereto in multiple counterparts, each of which shall be deemed an original and all of which together shall be one and the same document. This Agreement shall enter into force on the Effective Date and shall extend for an indefinite time, unless terminated in accordance herewith. A facsimile or photocopy specimen of an executed version of this Agreement shall be admissible as evidence of an original execution.

11. If any one or more clauses of this Agreement be later held invalid or unenforceable, the validity of the remaining clauses shall not be affected, and the parties agree that the court or other tribunal may amend the clause held invalid or unenforceable to the minimum extent necessary to render it enforceable and valid.

12. The provisions of this Agreement shall in all respects be construed according to, and the rights and liabilities of the parties hereto shall in all respects be governed by Federal Trademark Law and, as applicable, the substantive laws of California without regard to and exclusive of California's conflict of laws rules. The prevailing party in any action brought to enforce this Agreement shall be entitled to all costs incurred including, but not limited to, reasonable attorneys' fees.

13. This Agreement encompasses the entire agreement and understanding between the parties hereto and supersedes any and all prior understandings or agreements, whether written or oral. Any modification to this Agreement must be in writing signed by duly authorized representatives of each party hereto to be binding upon either party.

IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized representatives on the dates set forth below.

CALLAWAY GOLF COMPANY	**N8 CONCEPTS, INC.**
[signature]	
(Authorized Signature)	(Authorized Signature)
Michael Rider	
Printed Name	Printed Name
Sr. VP	
Title/Position	Title/Position
3/6/08	
Date Signed	Date Signed

LEGAL [stamp]

JAMES H. WATSON, JR.

____

(Authorized Signature)

____

Date Signed

11. If any one or more clauses of this Agreement be later held invalid or unenforceable, the validity of the remaining clauses shall not be affected, and the parties agree that the court or other tribunal may amend the clause held invalid or unenforceable to the minimum extent necessary to render it enforceable and valid.

12. The provisions of this Agreement shall in all respects be construed according to, and the rights and liabilities of the parties hereto shall in all respects be governed by Federal Trademark Law and, as applicable, the substantive laws of California without regard to and exclusive of California's conflict of laws rules. The prevailing party in any action brought to enforce this Agreement shall be entitled to all costs incurred including, but not limited to, reasonable attorneys' fees.

13. This Agreement encompasses the entire agreement and understanding between the parties hereto and supersedes any and all prior understandings or agreements, whether written or oral. Any modification to this Agreement must be in writing signed by duly authorized representatives of each party hereto to be binding upon either party.

IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized representatives on the dates set forth below.

CALLAWAY GOLF COMPANY	**N8 CONCEPTS, INC.**
________________	[signature]
(Authorized Signature)	(Authorized Signature)
________________	J. H. WATSON, JR.
Printed Name	Printed Name
________________	PRESIDENT / CEO
Title/Position	Title/Position
________________	3/07/08
Date Signed	Date Signed

JAMES H. WATSON, JR.

[signature]

(Authorized Signature)

3/07/08

Date Signed